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                                                                      EXHIBIT 21



                      MONTHLY CERTIFICATEHOLDERS' STATEMENT

                           Discover Card Trust 1991 E
                     --------------------------------------

                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                     --------------------------------------


      Under the Pooling and Servicing Agreement dated as of Nov. 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer") , Discover Receivables Financing Group Inc. and Wilmington Trust Company, as Trustee ,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of January 21, 1997 , and with respect to the performance of the Trust during the Due Period ended in December 31, 1996 ,is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

A.   Information   Regarding  the  Current  Monthly  Distribution
(stated on the basis of $1,000 original principal amount).
-------------------------------------


1. The total  amount of the  distribution  to Class A Certificate-
   holders   on    January 21, 1997  , per  $1,000  interest .....
   ........................................... $       85.868055575

2. The total  amount of the  distribution  to Class B Certificate-
   holders  on     January 21, 1997  , per  $1,000  interest .....
   ........................................... $        6.541666750

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates , per
   $1,000 interest ........................... $        2.534722225

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates , per
   $1,000 interest ........................... $        6.541666750


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5. The amount of the distribution set forth in paragraph  1  above in respect of  principal  on the  Class  A  Certificates ,  per
   $1,000 interest ........................... $       83.333333350

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates , per
   $1,000 interest ........................... $        0.000000000


B.  Information Regarding the Performance of the Trust.
-----------------------------------------------------

1. Collections of Receivables.
---------------------------------

  (a) The aggregate amount of Finance Charge Collections processed
      during the related Due Period .......... $       8,121,771.42

  (b) The  aggregate  amount  of  Principal Collections  processed
      during the related Due Period .......... $      86,738,431.60

  (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $       3,154,496.02

  (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $      73,432,756.19

  (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $       2,543,738.81

  (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $      66,753,896.96

  (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $         610,757.21

  (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $       6,678,859.23

  (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Seller Certificate ...... $       4,967,275.40


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  (j) The  aggregate  amount  of  Principal Collections  processed during  the  related  Due  Period  which  was  allocated  in
      respect of the Seller Certificate ...... $      13,305,675.41


2. Principal Receivables in the Trust.
--------------------------------------------------------------------

  (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in December 31, 1996 (which reflects the Principal Receivables represented by the
      Seller Certificate  and the Investor Certificates) .........
      ........................................ $     559,416,001.32

  (b) The  amount  of  Principal  Receivables  in  the Trust  rep-
      resented  by   the  Class  A  Certificates   (the  "Class  A
      Interest") as of  the Due Period Ended in  December 31, 1996
      ........................................ $     133,333,333.28

  (c) The  amount  of  Principal  Receivables  in  the Trust  rep-
      resented  by   the  Class  B  Certificates   (the  "Class  B
      Interest") as of  the Due Period Ended in  December 31, 1996
      ........................................ $      40,000,000.00

  (d) The Class A Interest and the Class B Interest set forth in paragraph 2 (b) and 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in
      paragraph 2 (a) above ..................                30.98%

  (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                23.83%

  (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                 7.15%

  (g) The Deficit Controlled Amortization Amount (after giving effect to the payments made on such Distribution
      Date ...................................$                0.00


3. Investor Charged-Off Amount.
----------------------------------

  (a) The aggregate amount of Receivables charged-off as  uncolle-
      ctible during the  Due  Period   ended in  December 31, 1996
      allocable  to  the  Investor  Certificates   (the  "Investor
      Charged-Off Amount") .................. $          969,623.66
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  (b) The aggregate amount of Receivables charged-off as  Uncollec-
      tible during the  Due  Period   ended in  December 31, 1996
      allocable  to  the  Class  A  Certificates    (the  "Class A
      Charged-Off Amount") .................. $          781,890.14

  (c) The sum of (i) the aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in December 31, 1996 allocable to the Class B Certificates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c) (i)(C)(the "Class B Charged-Off Amount") $ 641,260.65

  (d) The  Cumulative  Class  A  Charged-Off  Amount on ..........
      ............ January 21, 1997   ........ $               0.00

  (e) The  Cumulative  Class  B  Charged-Off  Amount on ..........
      ............ January 21, 1997   ........ $               0.00


4. Investor losses; Reimbursement of Charge-Offs.
----------------------------------------------------

  (a) The   amount  of  Class  A  Investor  Loss , as  defined  in
      Section  4.06 (b) of the  Agreement, during the Due  Period
      ended   in   December 31, 1996 ......... $               0.00

  (b) The  amount   of  Class  B  Investor  Loss , as  defined  in
      Section  4.06 (b) of the  Agreement, during the Due  Period
      ended   in   December 31, 1996 ......... $               0.00

  (c) The amount of Class A Investor Loss set forth in Paragraph 5
      (a) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class A Certficate-
      holder's investment) ................... $        0.000000000

  (d) The amount of Class B Investor Loss set forth in Paragraph 5
      (b) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class B Certficate-
      holder's investment) ................... $        0.000000000


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  (e) The  total  amount  reimbursed  to the  Trust in the  current
      month  pursuant  to  Section   4.06  (c) of   the  Agreement,
      if any, in respect of Class A Investor Losses in prior months
      ........................................ $               0.00

  (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class B Investor Losses in prior months
      ........................................ $               0.00

  (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
      ........................................ $        0.000000000

  (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
      ........................................ $        0.000000000

  (i) The  aggregate   amount  of   Class  A  Investor  Losses   in
      the Trust as of  the  end  of the day on   January 21, 1997
      ........................................ $               0.00

  (j) The  aggregate   amount  of   Class  B  Investor  Losses   in
      the Trust as of  the  end  of the day on   January 21, 1997
      ........................................ $               0.00

  (k) The amount set forth in paragraph 5 (i) above , per $1,000 interest (which will have had the effect of reducing , pro
      rata , the  amount   of   Class    A    Certificateholder's
      investment ) ........................... $        0.000000000

  (l) The amount set forth in paragraph 5 (j) above , per $1,000 interest (which will have had the effect of reducing , pro
      rata ,  the  amount   of   Class    B    Certificateholder's
      investment ) ........................... $        0.000000000


5. Investor Servicing Fee.
----------------------------

  (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of December 31, 1996
      ..................................... $            277,783.18


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  (b) The amount of the  Class B  Monthly Servicing Fee payable by the Trust to the Servicer for the month of December 31, 1996
      ..................................... $             66,696.34


6. Available Subordinated Amount.
-------------------------------------

(a) The  amount  available  to  be  applied   pursuant  to  Sections
    4.03 (c) (i) (B) and (C) of the  Agreement  as  of  the  end  of
    the day   on   January 21, 1997   ........ $      40,000,000.00


(b) The amount set forth in paragraph 6(a) above as a percentage of
    the Class A Interest.  ......................             30.00%



7. Available Class B Credit Enhancement Amount.
-------------------

(a) The amount available to be drawn under the Class B Credit Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on January 21, 1997
     .......................................... $     30,400,000.00

(b)  The amount set forth in paragraph 8 above as a  percentage  of
     the Class B Interest. ....................               76.00%



8. The Pool Factor.
-------------------

    The Pool Factor represents the ratio of the amount of the Class A Investor Interest as of the end of the day on
                   January 21, 1997 to the amount of the Class A Investor Interest as of the Closing Date. The amount of
    Class A Certificateholder's pro rata share of the Class A Investor Interest can be determined by multiplying the
    original  denomination  of   the  Class  A  Certificateholder's
    Certificate by the Pool Factor ...........           0.33333333

    The Pool Factor represents the ratio of the amount of the Class B Investor Interest as of the end of the day on
                   January 21, 1997 to the amount of the Class b Investor Interest as of the Closing Date. The amount of
    Class B Certificateholder's pro rata share of the Class B Investor Interest can be determined by multiplying the
    original  denomination  of   the  Class  B  Certificateholder's
    Certificate by the Pool Factor ...........           1.00000000

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9.  The aggregate outstanding balance of Receivables that were delinquent by the 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution
    Date .....................................$       13,699,245.39

10. The aggregate outstanding balance of Receivables that were delinquent by 60 days as of the close of business on the
    last day of the Due Period related to such Distribution
    Date .....................................$       19,732,895.89


             Greenwood Trust Company as Servicer

                                     By: ______________________________
                                     Title: Vice President, Director of
                                     Accounting and Treasurer
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                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1991 E
                           --------------------------

                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                           --------------------------




    The undersigned , a duly authorized representative of Greenwood Trust Company ("Greenwood") , as Servicer pursuant to the Pooling
and   Servicing   Agreement   dated  as  of  Nov. 1 ,  1991   (the
"Pooling and Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group Inc. and Wilmington Trust Company , does hereby certify as follows:



   1. Greenwood is Servicer under the Pooling and Servicing Agreement.

   2. The undersigned is a Servicing Officer.

   3. The aggregate amount of Collections processed
      during the related Due Period was equal to .. $    94,860,203.02

   4. The  aggregate  amount of  Class A  Principal
      Collections  processed by the Servicer during
      the related Due Period is equal to .......... $    66,753,896.96

   5. The aggregate amount  of the Class A  Finance
      Charge  Collections processed by the Servicer
      during the related Due Period is equal to ... $     2,543,738.81

   6. The sum of all amounts payable to the  Class A
      Certificateholders on the current Distribution
      Date is equal to ............................ $    34,347,222.23

   7. The  aggregate  amount of  Class B  Principal
      Collections  processed by the Servicer during
      the related Due Period is equal to .......... $     6,678,859.23

   8. The aggregate amount  of the Class B  Finance
      Charge  Collections processed by the Servicer
      during the related Due Period is equal to .. $        610,757.21


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   9. The  amount  of  drawings  under  the  Class B
      Credit Enhancement required to be made on  the
      succeeding Drawing Date pursuant to
      (a)  Section 4.03(c)(i)(G) is equal to...... $              0.00
      (b)  Section 4.03(c)(i)(H) is equal to...... $              0.00
      (c)  Section 4.05 is equal to............... $              0.00

  10. The sum of all amounts payable to the Class B
      Certificateholders on the current Distribution
      Date is equal to ............................ $       261,666.67

  11. Attached hereto is a true copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee pursuant to section 5.02.


     IN WHITNESS WHEREOF , the undersigned has duly executed and and delivered this certificate this day of January 21, 1997



                           GREENWOOD TRUST COMPANY, as Servicer

                           By: ______________________________
                           Title: Vice President, Director of
                           Accounting and Treasurer
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                             Greenwood Trust Company
                             Cash Collateral Account
                         Monthly Portfolio Status Report
                           Discover Card Trust 1991 E

           Due Period Ending:              12/31/96

PORTFOLIO STATUS                           LOSSES & DELINQUENCIES

                                      # of Accounts             Dollars

Ending Total Outstanding                    681,385      567,501,575.15

Total Principal Outstanding                     n/a      559,416,001.32

Total Finance Charge Outstanding                n/a        8,085,573.83

Aggregate Investor Interest                     n/a      173,333,333.28

Delinquencies (90 days or greate              4,206       12,427,479.13
% of Ending Total Outstanding                   n/a            2.189858%

Investor Net Charge Offs                        n/a          969,623.66
Annualized % of Investor Interes                n/a            5.630073%

Monthly Principal Payment Rate                  n/a           42.365052%


                                                    PAYMENTS & YIELD

Principal Payments
(Allocable to Investor Interest)                          73,432,756.19

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Interest)                           3,154,496.02

Annualized Gross Yield to Investor                            18.316429%